Exhibit 21.1

LIST OF TRONOX INCORPORATED SUBSIDIARIES

Subsidiary	Jurisdiction of Incorporation or Organization

Domestic Subsidiaries:

Concordia Acquisition Corporation*	Delaware

Concordia Merger Corporation*	Delaware

Southwestern Refining Company, Inc.	Delaware

Triple S Refining Corporation	Delaware

Tronox Holdings, Inc.	Delaware

Tronox Incorporated	Delaware

Tronox LLC	Delaware

Tronox US Holdings Inc.	Delaware

Tronox Worldwide LLC	Delaware

Foreign Subsidiaries:

Jurien Exploration Joint Venture	Western Australia

Tiwest Joint Venture	Western Australia

Tiwest Pty Ltd	Western Australia

Tronox (Luxembourg) Holding S.a r.l.	Luxembourg

Tronox (Switzerland) Holding GmbH	Switzerland

Tronox Australia Holdings Pty Limited	Australia

Tronox Australia Pigments Holdings Pty Limited	Australia

Tronox Global Holdings Pty Limited	Australia

*	Also a subsidiary of Tronox Limited

Tronox GmbH	Germany

Tronox Holdings Europe C.V.	Netherlands, The

Tronox Limited	Australia

Tronox Luxembourg S.a r.l.	Luxembourg

Tronox Pigments (Holland) B.V.	Netherlands, The

Tronox Pigments (Netherlands) B.V.	Netherlands, The

Tronox Pigments (Singapore) Pte. Ltd.	Singapore

Tronox Pigments Australia Holdings Pty Limited	Australia

Tronox Pigments Australia Pty Limited	Australia

Tronox Pigments GmbH	Germany

Tronox Pigments International GmbH	Switzerland

Tronox Pigments Ltd.	Bahama Islands

Tronox Pigments Western Australia Pty Limited	Australia

Tronox Sands Holdings Pty Limited	Australia

Tronox Western Australia Pty Ltd	Western Australia

2